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                                                                    EXHIBIT 16.1

February 23, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

     We have read the statements by Docent, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 19, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ PricewaterhouseCoopers LLP

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